AGREEMENT RELATING TO VOTING OF SHARES

This AGREEMENT RELATING TO VOTING OF SHARES (this “Agreement”), is entered into July 31, 2008 by and between DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III, C.V., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ MB PartnersIII GmbH & Co. KG, Millennium Partners II, L.P., MBP III Plan Investors, L.P., DLJ ESC II, L.P. and DLJMB Funding III, Inc. (collectively, the “CS Entities”), and Brigham Exploration Company, a Delaware corporation (the “Company”).

WHEREAS, the CS Entities own more than 9.99% of the common stock of the Company (the “Common Stock”);

WHEREAS, the CS Entities have determined that it is no longer necessary to retain their right to nominate a representative to the Board of Directors of the Company and are entering into an Amendment to Securities Purchase Agreement to relinquish that right;

WHEREAS, the CS Entities have also determined to limit the number of shares of Common Stock that they will vote at any stockholders’ meeting of the Company;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and confessed, and in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the CS Entities hereby agree as follows:

1.         Agreement to Limit Voting of Shares. Regardless of the number of shares of Common Stock owned by them at any time, the CS Entities will not vote more than 9.99% of the outstanding shares of Common Stock whether at a meeting of the stockholders of the Company or otherwise. Without limiting the foregoing, all of the shares of Common Stock owned by the CS Entities will retain their character as outstanding shares of Common Stock entitled to vote on any matter submitted to the stockholders of the Company. For purposes of this Section 1, shares of Common Stock that are present at a meeting and that abstain on any matter will not be considered to have been voted on that matter.

2.         No Company Liability. The CS Entities undertake to ensure that the requirements of Section 1 are fulfilled. The Company will not be liable to the CS Entities or to any other person for any claims arising from the Company’s good faith efforts to enforce the requirements of Section 1 or for any claims arising from the Company’s failure to enforce the requirements of Section 1.

3.         Indemnification. The CS Entities, severally and not jointly, shall indemnify and hold the Company and each of its directors, officers, employees and agents (each a “Company Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses (including all court costs and reasonable attorneys’ fees) that any Company Party may suffer or incur as a result of, arising out of or in connection with this Agreement or anything done or omitted to be done by such Company Party in connection with this Agreement, including the negligence or alleged negligence of any Company Party, but excluding the gross negligence, fraud or willful misconduct of any Company Party.

4.         Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The provisions of this Agreement may not be waived except by an instrument in writing signed by or on behalf of the party against whom such waiver is sought to be enforced.

5.         No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

6.         Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

THE COMPANY:

BRIGHAM EXPLORATION COMPANY

By: __________________________________

Name: ________________________________

Title: _________________________________

CS ENTITIES

DLJ MERCHANT BANKING PARTNERS III, L.P.

By: DLJ Merchant Banking III, Inc.,

Its Managing General Partner

By: __________________________________

Name:

Title:

2

DLJ MERCHANT BANKING III, INC., as

Advisory General Partner on behalf of DLJ
OFFSHORE PARTNERS III, C.V.

By: __________________________________

Name:

Title:

DLJ MERCHANT BANKING III, INC., as

Advisory General Partner on behalf of DLJ
OFFSHORE PARTNERS III-1, C.V. and as

attorney-in-fact for DLJMB III (Bermuda), L.P.,

as Associate General Partner of DLJ OFFSHORE
PARTNERS III-1, C.V.

By: __________________________________

Name:

Title:

DLJ MERCHANT BANKING III, INC., as

Advisory General Partner on behalf of DLJ
OFFSHORE PARTNERS III-2, C.V. and as

attorney-in-fact for DLJMB III (Bermuda), L.P.,

as Associate General Partner of DLJ OFFSHORE
PARTNERS III-2, C.V.

By: __________________________________

Name:

Title:

DLJ MERCHANT BANKING III, INC., as General
Partner of DLJ Merchant Banking III, L.P. and as
attorney-in-fact for DLJ Merchant Banking III, L.P.

as Managing Limited Partner for and on behalf of

DLJ MB PARTNERSIII GmbH & Co. KG

By: __________________________________

Name:

Title:

3

DLJ MB GmbH, as General Partner for and on behalf

of DLJ MB PARTNERSIII GmbH & Co. KG

By: __________________________________

Name:

Title:

MILLENNIUM PARTNERS II,, INC.L.P.

By: DLJ Merchant Banking III, Inc.,

       Its Managing General Partner

By: __________________________________

Name:

Title:

MBP III PLAN INVESTORS, L.P.

By: DLJ LBO Plans Management Corporation II,

       Its General Partner

By: __________________________________

Name:

Title:

DLJ ESC II, INC.L.P.

By: DLJ LBO Plans Management Corporation,

       Its General Partner

By: __________________________________

Name:

Title:

DLJMB FUNDING III, INC.

By: __________________________________

Name:

Title:

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